blue water
GLOBAL GROUP

P: 949.264.1475
F: 949.607.4052

www.bluewaterglobalgroup.com
info@bluewaterglobalgroup.com

PRESS RELEASE

Blue Water Announces Name Change and New Trading Symbol

Canton, Georgia – July 11, 2013 – Blue Water Global Group, Inc. (OTCBB: BLUU) announces that effective at the open of the market on July 12, 2013 its corporate name has been changed from Blue Water Restaurant Group, Inc. to Blue Water Global Group, Inc. Additionally, Blue Water's trading symbol on the OTCBB has changed from "BUWR" to "BLUU". Blue Water's CUSIP number is 09609D107.

In conjunction with the name and trading symbol change, Blue Water is launching its new corporate website at www.bluewaterglobalgroup.com.

Blue Water Global Group, Inc. is a publicly held developer of casual dining restaurant properties. Blue Water is currently developing a chain of casual dining restaurants in popular tourist destinations throughout the Caribbean under the Blue Water Bar & Grill™ brand. Additionally, Blue Water is also engaged in making strategic equity investments in promising businesses that are in the early stages of obtaining their own listing on the OTCBB.

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